UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 20, 2018

Greenpro Capital Corp.
(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: + (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pe-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 20, 2018, Greenpro Venture Capital Limited, a wholly-owned subsidiary of Greenpro Capital Corp. (the “Company”), entered into a Sale and Purchase Agreement (the “Sale Agreement”) with the equity holders of KSP Holding Group Company Limited, a company incorporated in Thailand (“KSPH”). Pursuant to the Sale Agreement, Greenpro Venture Capital Limited has agreed to acquire 39.26% of the outstanding equity interests of KSPH in exchange for the issuance of 38,524 shares of the Company’s common stock at a value of $7.50 per share. In addition to the Company’s current equity ownership of KSPH, upon the closing of the transactions contemplated by the Sale Agreement, the Company will own an aggregate of approximately 49% of the outstanding equity interests of KSPH. KSPH provides accounting, auditing and consulting services through its subsidiaries in Thailand.

The closing occurred on July 31, 2018. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	President and Chief Executive Officer

Dated: August 1, 2018